TAX ALLOCATION AGREEMENT

                                 By and Between

                             ALLEGHENY ENERGY, INC.

                              and its Subsidiaries


                            Dated as of July 31, 2003

     AGREEMENT dated as of July 31, 2003 (this "Agreement"), among ALLEGHENY ENERGY, INC. (hereinafter called the "Parent Company") and the other undersigned companies (hereinafter called the "Subsidiary Companies"), collectively referred to hereinafter as "the parties."

         WHEREAS, the Parent Company, by its corporate predecessor, Allegheny Power System, Inc., and its subsidiaries were parties to an agreement dated June 13, 1963 (the "Original Agreement"), concerning the allocation of Federal income tax liabilities among them as a consolidated group; and

         WHEREAS, changes had been made in the Public Utility Holding Company Act of 1935 ("PUHCA") and regulations promulgated thereunder since 1963 which affected the content of the Original Agreement; and

         WHEREAS, an agreement superseding the Original Agreement and dated as of November 3, 1993 ("the 1993 Agreement"), incorporated the said changes in the law and regulations; and

         WHEREAS, the parties wish to include allocation of state and local income tax liabilities computed on a consolidated, combined or unitary basis in this Agreement;

         NOW, THEREFORE, the parties hereto hereby mutually agree that:

         1. The Parent Company shall continue to make and file on behalf of itself and the Subsidiary Companies a consolidated Federal income tax return and state and local income tax returns computed on a consolidated, combined or unitary basis for each year for which such a return is required by law to be filed. The Parent Company and the Subsidiary Companies also may elect to file consolidated, combined or unitary income tax returns in jurisdictions where such a return is permitted, but not required, to be filed.

         2. A. (1) The allocation of the "Consolidated Tax" shall be made among the parties hereto in compliance with the provisions of Rule 45(c)(5) promulgated under PUHCA as follows:

                             (i) the amount of the Consolidated Tax before giving effect to any credit which had been provided for in the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or in the West Virginia Corporation Net Income Tax Act, West Virginia Code 11-24-1 et seq., or any other similar provision in any tax jurisdiction, or any similar provision thereafter enacted shall be allocated in accordance with the method of allocation prescribed in subparagraph (a)(1) of Section 1552 of the Internal Revenue Code;

                           (ii) the amount of the Consolidated Tax allocated to any Subsidiary Company shall not exceed the Separate Return Tax of such company for such year computed as if such company had always filed its returns on a separate return basis; and

                           (iii) any amount of the Consolidated Tax that would be allocated to a Subsidiary Company but for subclause (ii) of this clause shall be allocated among the other parties in direct proportion to the difference between their Separate Return Tax and the respective amounts allocated to them under this clause.

                           (2) The Consolidated Tax to be allocated to each Subsidiary Company shall include (in addition to the amount allocated under clause (1) of this Subsection) the excess, if any, of the Separate Return Tax of such company for such year over the respective amount allocated to such company under clause (1) of this Subsection.

                  B. Appropriate and equitable adjustment of the allocation specified in Subsection A of this section shall be made if the sum of the Separate Return Taxes of all of the parties hereto in any taxable year differs from the Consolidated Tax because of intercompany transactions excluded from the consolidated, combined or unitary income tax return. Appropriate and equitable adjustment of the allocation specified in Subsection A of this section shall be made to the extent that the Consolidated Tax and the Separate Return Tax for any year include material items taxed at different rates or involving other special benefits or limitations. Notwithstanding the foregoing, in no event will the amount of the Consolidated Tax allocated to any Subsidiary Company exceed its Separate Return Tax.

                  C. Each Subsidiary Company that is allocated a tax liability under Subsection A hereof in any tax year to which this Agreement applies will pay to Parent Company the amount so allocated within 15 days following the filing of the tax return to which the allocation relates, and each Subsidiary Company that is being compensated for the Corporate Tax Credit under Subsection E hereof will receive current payment from Parent Company for such Corporate Tax Credit within 15 days following the filing of the tax return on which such Corporate Tax Credit is generated. If the consolidated, combined or unitary Corporate Tax Credit, as the case may be, is too large to be used in full in any tax year, payments for such Corporate Tax Credit shall be apportioned on a pro rata basis among, and uncompensated benefits shall be carried over by, the Subsidiary Companies contributing to such Corporate Tax Credit, in compliance with the provisions of Rule 45(c)(5) promulgated under PUHCA and in accordance with the principles established by the Treasury regulations under section 1502 of the Internal Revenue Code of 1986 (including sections 1.1502-3, -4 and -21 of such Treasury regulations).

                  D. Any Corporate Tax Credit of the Parent Company shall be allocated among the parties hereto which are in a tax liability position. Any tax liability of the Parent Company shall be paid by the Parent Company.

                  E. The amount allocated to each party pursuant to Subsection A of this Section shall be decreased (including, for the avoidance of any doubt, below zero) by an amount equal to the Corporate Tax Credit of such party used in computing Consolidated Tax. In the event that the Corporate Tax Credit of any party exceeds the amount of Consolidated Tax allocated to such party under Subsection A hereof, the excess shall be paid to each such party for each such party's allocable share out of the total of the amounts allocated to, and received from, other parties pursuant to Subsection A and in accordance with the procedure set forth in Subsection C hereof. Parent Company shall pay each Subsidiary Company, in accordance with Subsection C hereof, for such Subsidiary Company's allocable share of any tax savings obtained by Parent Company from its use of the Corporate Tax Credit of such Subsidiary Company in computing its tax liability.

                  F. Allocation of the Consolidated Tax hereunder shall conform in all pertinent respects with Section 12(b) of the Public Utility Holding Company Act of 1935 and regulations promulgated thereunder, including particularly Reg. ss.250.45(c) thereof.

         3. Capitalized terms used in this Agreement and not otherwise defined shall have the following meaning:

         "Consolidated Tax" is the aggregate tax liability of the parties hereto for a tax year, being the tax shown on each consolidated, combined or unitary return filed by all or some of the parties, and any adjustments thereto thereafter determined. The Consolidated Tax will be the refund if the consolidated, combined or unitary return, as the case may be, shows a negative tax.

         "Corporate Tax Credit" is a negative Separate Return Tax of any party for a tax year, equal to the amount by which the Consolidated Tax is reduced by including a net corporate tax loss, or other net tax benefit of such party on the consolidated, combined or unitary tax return. The Corporate Tax Credit shall include net operating, capital or other loss, investment tax credit, foreign tax credit or other credit of such party.

         "Corporate Taxable Income" is the income or loss of any party for a tax year, computed as though such party had filed a separate return on the same basis as used in the consolidated, combined or unitary tax return, except that dividend income from parties hereto that is not included in the gross income of a party receiving such income shall be disregarded, and other intercompany transactions eliminated in the consolidated, combined or unitary return shall be given appropriate effect. It shall be further adjusted to allow for applicable rights accrued to such party under Rule 45(c) promulgated under PUHCA, on the basis of other tax years, but carryovers or carrybacks shall not be taken into account if the party has been compensated therefor. If a party is a member of the Parent Company's consolidated, combined or unitary tax group for only part of a tax year, that period will be deemed to be in its tax year for all purposes of this Agreement.

         "Separate Return Tax" is the tax on the Corporate Taxable Income of any party computed as though such party were not a member of a consolidated, combined or unitary group.

         4. Parent Company shall cause its subsidiaries (including any subsidiary acquired by Parent Company after the date hereof) to become parties to this Agreement, and shall make (or cause to be made) all necessary elections, filing and payments that are required for purposes of calculating income tax liabilities on a consolidated, combined or unitary basis as contemplated by this Agreement.

         5. This Agreement cancels and supersedes as of the date hereof the agreement dated as of January 1, 2001 and all of its amendments, and for the avoidance of any doubt, shall apply in respect of all taxes paid and/or tax refunds received from and after the date of this Agreement without regard to the tax year to which such payments or refunds apply.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.


                          ACADIA BAY ENERGY COMPANY, LLC


                          By       _______________________________
                          Title    _______________________________



                          AFN FINANCE COMPANY NO. 2, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY COMMUNICATIONS CONNECT, INC.


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY COMMUNICATIONS CONNECT
                          OF OHIO, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY COMMUNICATIONS CONNECT OF PENNSYLVANIA, LLC


                          By       _______________________________
                          Title    _______________________________

                          ALLEGHENY COMMUNICATIONS CONNECT OF VIRGINIA, INC.


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY COMMUNICATIONS CONNECT
                          OF WEST VIRGINIA, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY, INC.


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SERVICE
                          CORPORATION


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SOLUTIONS, INC.


                          By       _______________________________
                          Title    _______________________________

                          ALLEGHENY ENERGY SUPPLY CAPITAL
                          MIDWEST, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SUPPLY CAPITAL, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SUPPLY COMPANY, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SUPPLY
                          CONEMAUGH FUELS, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SUPPLY
                          CONEMAUGH, LLC


                          By       _______________________________
                          Title    _______________________________

                          ALLEGHENY ENERGY SUPPLY
                          DEVELOPMENT SERVICES, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SUPPLY GLEASON
                          GENERATING FACILITY, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SUPPLY HUNLOCK
                          CREEK, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SUPPLY LINCOLN
                          GENERATING FACILITY, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY ENERGY SUPPLY
                          UNITS 3, 4 & 5, LLC


                          By       _______________________________
                          Title    _______________________________

                          ALLEGHENY ENERGY SUPPLY WHEATLAND
                          GENERATING FACILITY, LLC


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY GENERATING COMPANY


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY PITTSBURGH COAL COMPANY


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY TRADING FINANCE COMPANY


                          By       _______________________________
                          Title    _______________________________



                          ALLEGHENY VENTURES, INC.


                          By       _______________________________
                          Title    _______________________________

                          AYP ENERGY, INC.


                          By       _______________________________
                          Title    _______________________________



                          BUCHANAN ENERGY COMPANY OF
                          VIRGINIA, LLC


                          By       _______________________________
                          Title    _______________________________



                          ENERGY FINANCING COMPANY, L.L.C.


                          By       _______________________________
                          Title    _______________________________



                          GREEN VALLEY HYDRO, LLC


                          By       _______________________________
                          Title    _______________________________



                          LAKE ACQUISITION COMPANY, L.L.C.


                          By       _______________________________
                          Title    _______________________________



                          MONONGAHELA POWER COMPANY


                          By       _______________________________
                          Title    _______________________________

                          MOUNTAINEER GAS COMPANY


                          By       _______________________________
                          Title    _______________________________



                          MOUNTAINEER GAS SERVICES, INC.


                          By       _______________________________
                          Title    _______________________________



                          PE TRANSFERRING AGENT, LLC


                          By       _______________________________
                          Title    _______________________________



                          THE POTOMAC EDISON COMPANY


                          By       _______________________________
                          Title    _______________________________



                          WEST PENN FUNDING CORPORATION


                          By       _______________________________
                          Title    _______________________________

                          WEST PENN FUNDING LLC


                          By       _______________________________
                          Title    _______________________________



                          WEST PENN FUNDING, LLC - WEST


                          By       _______________________________
                          Title    _______________________________



                          WEST PENN POWER COMPANY


                          By       _______________________________
                          Title    _______________________________



                          WEST PENN TRANSFERRING AGENT LLC


                          By       _______________________________
                          Title    _______________________________



                          WEST PENN WEST VIRGINIA WATER AND POWER COMPANY


                          By       _______________________________
                          Title    _______________________________

                          WEST VIRGINIA POWER AND TRANSMISSION COMPANY


                          By       _______________________________
                          Title    _______________________________